Exhibit 5.1

18 East 41st Street, 19th Floor

New York, NY 10017

Tel (646) 502-7001

Fax (646) 607-5544

Alabama Office: 300 Water Street ● Montgomery, AL ● 36104

26 February 2013

Amarantus Bioscience, Inc.

675 Almanor Ave.

Sunnyvale, CA 94805

Re: Amarantus Bioscience, Inc., Registration Statement on Form S-8

Greetings:

We have acted as counsel for Amarantus Bioscience, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the amendment of the registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the registration of 10,000,000 additional shares of the Company’s common stock (the “Shares”) which may be issued pursuant to the Company’s First Amended 2008 Stock Plan.

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books, including resolutions of the board of directors approving the registration of additional shares which my be issued pursuant to the Company’s First Amended 2008 Stock Plan; (e) the First Amended 2008 Stock Plan; and (f) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

www.JSBarkats.com

Amarantus Bioscience, Inc.

26 February 2013

Based upon the foregoing, it is our opinion that the Shares have been duly and validly authorized, and when the amendment to the Registration Statement becomes effective increasing the number of registered shares under the Act, such Shares will, when issued pursuant to the terms of the First Amended 2008 Stock Plan, be legally issued, fully paid and non-assessable shares of the Company’s common stock.

Sincerely,

Robert Rash, Partner

CONSENT

WE HEREBY CONSENT to the inclusion of our name and use of our opinion in connection with the Form S-8 Registration Statement filed with the Securities and Exchange Commission as counsel for the registrant, Amarantus Biocscience, Inc.

Very truly yours,

/s/ Robert Rash

JS Barkats, PLLC

www.JSBarkats.com